EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF INBIT CORP.

In connection with the accompanying Quarterly Report on Form 10-Q of INBIT CORP. for the quarter ended March 31, 2017, the undersigned, Choy Cheng Choong, Chief Financial Officer and Treasurer of INBIT CORP., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       such Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)       the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 fairly presents, in all material respects, the financial condition and results of operations of INBIT CORP.

Date: November 13, 2017	By:	/s/ CHOY CHENG CHOONG
CHOY CHENG CHOONG
Chief Financial Officer and Treasurer